SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2009

ADEONA PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-12584 (Commission File No.)	13-3808303 (IRS Employer Identification No.)

3930 Varsity Drive, Ann Arbor, Michigan 48106
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement

Effective October 15, 2009, Adeona Pharmaceuticals, Inc. (the “Registrant” or “Adeona” or “we” or “our”) completed its reincorporation from the State of Delaware to the State of Nevada. The reincorporation was effected by the merger of Adeona Pharmaceuticals, Inc., a Delaware corporation (“Adeona Delaware”) with and into a newly created, wholly owned Nevada subsidiary corporation (“Adeona Nevada”), in accordance with the terms of the agreement and plan of merger dated as of October 13, 2009, between Adeona Delaware and Adeona Nevada. The reincorporation and the terms of the merger were approved by the shareholders of Adeona Delaware at the annual meeting of Adeona Delaware’s shareholders held on June 3, 2008.

In the reincorporation, each outstanding share of common stock of Adeona Delaware was automatically converted into one share of Adeona Nevada common stock and all options and other rights to acquire Adeona Delaware common stock outstanding immediately prior to the reincorporation were automatically converted into options and rights to acquire the same number of shares of Adeona Nevada common stock. Shareholders are not required to exchange their existing stock certificates of Adeona Delaware, which now represent the same number of shares of Adeona Nevada. Outstanding shares of Adeona Nevada common stock retain the same CUSIP number as the corresponding shares of Adeona Delaware prior to the reincorporation, and Adeona Nevada common stock continues to be listed on the American Stock Exchange under the same symbol, “AEN”.  The reincorporation did not result in any material changes in our business, offices, assets, liabilities, obligations or net worth, or our directors, officers or employees, and Adeona Delaware ceased to exist as a separate legal entity.  We continue to maintain our principal executive offices at 3930 Varsity Drive, Ann Arbor, Michigan 48106.

As a result of the reincorporation and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Adeona Nevada is the successor issuer to Adeona Delaware and has succeeded to the attributes of Adeona Delaware as the registrant. Adeona Nevada common stock is deemed to be registered under Section 12(b) of the Exchange Act, and Adeona Nevada is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the SEC.

A copy of the agreement and plan of merger is attached hereto as Exhibit 1.1.  A copy of the articles of merger filed with the State of Nevada is attached hereto as Exhibit 3.1.  A copy of the certificate of merger filed with the State of Delaware is attached hereto as Exhibit 3.2.

Item 3.03           Material Modification to Rights of Security Holders

The disclosures set forth in Item 5.03 of this Current Report on Form 8-K are incorporated herein by this reference.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Effective October 16, 2009, Josie Taylor resigned as Secretary and as Treasurer of Adeona Pharmaceuticals, Inc.

Item 5.03           Amendments to Articles of Incorporation or Bylaws

In connection with our reincorporation from Delaware to Nevada as disclosed under Item 1.01 above, the articles of incorporation and bylaws of Adeona Delaware are now our new governing charter documents. For a description of the differences between the rights of holders of Adeona Delaware common stock and Adeona Nevada common stock, see the discussion under the heading “Proposal Three—Reincorporation in Nevada” in the Definitive Proxy Statement on Schedule 14A, Adeona Delaware filed with the SEC on April 29, 2008.

Copies of the articles of incorporation and bylaws of Adeona Nevada are attached hereto as Exhibits 3.3 and 3.4, respectively.

Item 8.01           Other Events

    Effective October 16, 2009, Lara Guzman was appointed Secretary and Treasurer of Adeona Pharmaceuticals, Inc.

Item 9.01.           Financial Statements and Exhibits

    (d)  Exhibits

    The following exhibits are being filed as part of this Report.

Exhibit Number	Description

1.1	Agreement and Plan of Merger dated October 13, 2009 between Adeona Delaware and Adeona Nevada

3.1	Articles of Merger as filed with the State of Nevada on October 15, 2009

3.2	Certificate of Merger as filed with the State of Delaware on October 15, 2009

3.3	Articles of Incorporation of Adeona Pharmaceuticals, Inc., a Nevada corporation

3.4	Bylaws of Adeona Pharmaceuticals, Inc., a Nevada corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEONA PHARMACEUTICALS INC.

Date: October 16, 2009	By:	/s/ Max Lyon
	Name:	Max Lyon
	Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Agreement and Plan of Merger dated October 13, 2009 between Adeona Delaware and Adeona Nevada

3.1	Articles of Merger as filed with the State of Nevada on October 15, 2009

3.2	Certificate of Merger as filed with the State of Delaware on October 15, 2009

3.3	Articles of Incorporation of Adeona Pharmaceuticals, Inc., a Nevada corporation

3.4	Bylaws of Adeona Pharmaceuticals, Inc., a Nevada corporation